Exhibit 99.1

Financial Institutions, Inc.

NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

FINANCIAL INSTITUTIONS, INC. ANNOUNCES THIRD QUARTER 2018 RESULTS

WARSAW, N.Y., October 25, 2018 – Financial Institutions, Inc. (Nasdaq: FISI), today reported financial and operational results for the third quarter ended September 30, 2018. Financial Institutions, Inc. (the “Company”) is the parent company of Five Star Bank (the “Bank”), Scott Danahy Naylon, LLC (“SDN”), Courier Capital, LLC (“Courier Capital”) and HNP Capital, LLC (“HNP Capital”).

Net income for the quarter was $10.6 million, 28% higher than $8.3 million in the third quarter of 2017. After preferred dividends, net income available to common shareholders was $10.2 million, or $0.64 per diluted share, compared to $7.9 million, or $0.52 per diluted share, in the third quarter of 2017.

President and Chief Executive Officer Martin K. Birmingham stated, “Strong results this quarter were driven by loan growth, asset quality and a lower tax rate. Investments in experienced producers and leaders over the past 24 months contributed to total loan growth of 3% in the quarter, with especially strong growth in commercial loans. A commitment to our credit culture and responsible lending practices are reflected in the ratio of non-performing loans to total loans of 0.26%, a 10-year low for our Company.

“It was also an excellent quarter for growth in noninterest income, driven by strategic initiatives and investments including the acquisition of wealth management firms, limited partnership investments, expanded residential mortgage lending and a derivative financial instrument program. We also benefitted from the strength of our deposit franchise and deep roots in the rural towns and villages of Western and Central New York.

“We remain committed to executing our strategic plan, which we believe will result in the delivery of responsible and sustainable growth and strong returns for our shareholders.”

Chief Financial Officer Kevin B. Klotzbach added, “Our investment securities portfolio decreased by $49.1 million during the quarter, primarily due to maturities, sales and payments received on municipal bonds and mortgage-backed securities. Cash received was used to fund loans in continuation of our strategy to convert marketable securities into loans.

“As a result of the success and positive momentum of our relationship-based commercial and residential lending businesses, the consumer indirect loan portfolio now comprises 30% of total loans – down from a high of 35% at the end of 2013.

“In early October, we exceeded two important thresholds. For the first time in the history of the Company our total loan portfolio exceeded $3 billion and municipal deposits exceeded $1 billion. We view the municipal business as a profitable core competency for the Bank and are pleased with our progress in growing the portfolio.”

Third Quarter 2018 Highlights:

•	Diluted earnings per share of $0.64 was $0.12, or 23.1%, higher than the third quarter of 2017
•	Net interest income of $30.8 million was $2.4 million, or 8.4%, higher than the third quarter of 2017
•	Return on average assets was 1.0%
•	Return on average common equity was 10.8%
-	Return on average tangible common equity was 13.7% (1)
•	Total assets, interest-earning assets, loans and deposits all reached record-high levels at quarter-end:
-	Total assets increased $67.1 million during the quarter, to $4.26 billion
-	Total interest-earning assets increased $42.6 million during the quarter, to $3.93 billion
-	Total loans increased $88.1 million during the quarter, to $2.99 billion
-	Total deposits increased $223.6 million during the quarter, to $3.49 billion
•	The quarterly cash dividend of $0.24 per common share represented a 3.0% annualized yield as of September 30, 2018, and a return of 37.5% of third quarter net income to common shareholders

Registration Statement

In August 2018, the Company filed a shelf registration statement for up to $100 million of securities and the Securities and Exchange Commission declared it effective. The Company’s previous shelf registration statement, for the same amount and with similar terms, expired earlier this year.

Net Interest Income and Net Interest Margin

Net interest income was $30.8 million in the quarter, $736 thousand higher than the second quarter of 2018 and $2.4 million higher than the third quarter of 2017.

•

Average interest-earning assets for the quarter were $3.9 billion, $51.2 million higher than the second quarter of 2018 and $231.9 million higher than the third quarter of 2017. The primary driver of the increase was organic loan growth.

•	Third quarter 2018 net interest margin was 3.18%, one basis point higher than the second quarter of 2018 and the third quarter of 2017.

Noninterest Income

Noninterest income was $9.9 million in the quarter compared to $8.5 million in the second quarter of 2018 and $8.6 million in the third quarter of 2017.

•

Investment advisory fees were $334 thousand higher than the second quarter of 2018 and $748 thousand higher than the third quarter of 2017. The increase compared to the second quarter of 2018 was primarily the result of the June 1, 2018 acquisition of Rochester-based investment advisory firm HNP Capital. The increase compared to the third quarter of 2017 was primarily the result of the HNP Capital acquisition, the August 2017 acquisition of an investment advisor based in the Buffalo suburb of Williamsville, New York, and growth in assets under management at Courier Capital.

•

Insurance income was $483 thousand higher than the second quarter of 2018 and $13 thousand higher than the third quarter of 2017. The increase compared to the second quarter of 2018 was primarily the result of seasonality in this line of business combined with non-renewals in one of the agency’s specialty lines of business that negatively impacted second quarter income.

•

Income from investments in limited partnerships was $205 thousand higher than the second quarter of 2018 and $342 thousand higher than the third quarter of 2017. The Company has made several investments in limited partnerships, primarily small business investment companies, and accounts for these investments under the equity method. Income from these investments fluctuates based on the maturity and performance of the underlying investments.

•

Net gain on sale of loans held for sale was $172 thousand higher than the second quarter of 2018 and $153 thousand higher than the third quarter of 2017, driven by an increase in residential mortgage lending originations as a result of our investments in this line of business.

•

Net gain on derivative instruments primarily consists of income associated with interest rate swap products offered to commercial loan customers. The program was implemented in the third quarter of 2017. The gain this quarter was $276 thousand higher than the second quarter of 2018 and $227 thousand higher than the third quarter of 2017 as a result of an increase in the number and value of transactions executed in the quarter.

Noninterest Expense

Noninterest expense was $25.5 million in the quarter compared to $23.4 million in the second quarter of 2018 and $22.5 million in the third quarter of 2017.

•

Salaries and employee benefits expense of $14.0 million was $1.1 million higher than the second quarter of 2018 and $1.6 million higher than the third quarter of 2017. Higher expense is primarily the result of investments in Bank personnel and the two wealth management subsidiary acquisitions. The average number of full-time equivalent employees increased from 627 in the third quarter of 2017 to 661 in the second quarter of 2018 and 681 in the third quarter of 2018.

•

Occupancy and equipment expense of $4.3 million was $170 thousand higher than the second quarter of 2018 and $250 thousand higher than the third quarter of 2017. The increase as compared to the second quarter of 2018 was primarily due to seasonality of expenses related to landscaping and repairs. The increase as compared to the third quarter of 2017 was primarily the result of investments in software and facilities.

•

Professional services expense of $1.4 million was $457 thousand higher than the second quarter of 2018 and $196 thousand higher than the third quarter of 2017 primarily due to third quarter expenses related to the August 16th registration statement and professional search services related to the addition of talent.

•

Advertising and promotions expense of $949 thousand was $228 thousand higher than the second quarter of 2018 and $605 thousand higher than the third quarter of 2017. In February 2018, a Five Star Bank brand campaign was launched resulting in higher year-over-year expenses and quarterly fluctuations in expense due to timing of various aspects of the campaign.

Income Taxes

Income tax expense was $2.6 million in the third quarter of 2018 compared to $3.0 million in the second quarter of 2018 and $3.5 million in the third quarter of 2017. The effective tax rate was 19.5% in the third quarter of 2018 compared to 19.7% in the second quarter of 2018 and 29.5% in the third quarter of 2017. The decrease in 2018 compared to 2017 reflects the enactment of the Tax Cuts and Jobs Act (the “TCJ Act”).

Balance Sheet and Capital Management

Total assets were $4.26 billion at September 30, 2018, up $67.1 million from $4.19 billion at June 30, 2018, and up $236.8 million from $4.02 billion at September 30, 2017. The increases were largely the result of loan growth.

Total loans were $2.99 billion at September 30, 2018, up $88.1 million, or 3.0%, from June 30, 2018, and up $372.1 million, or 14.2%, from September 30, 2017.

•	Commercial business loans totaled $537.9 million, up $30.9 million, or 6.1%, from June 30, 2018, and up $118.5 million, or 28.3%, from September 30, 2017.
•	Commercial mortgage loans totaled $905.0 million, up $38.0 million, or 4.4%, from June 30, 2018, and up $147.0 million, or 19.4%, from September 30, 2017.
•	Residential real estate loans totaled $507.6 million, up $17.7 million, or 3.6%, from June 30, 2018, and up $61.6 million, or 13.8%, from September 30, 2017.
•	Consumer indirect loans totaled $909.4 million, up $3.2 million, or 0.4%, from June 30, 2018, and up $51.9 million, or 6.1%, from September 30, 2017.

Total deposits were $3.49 billion at September 30, 2018, an increase of $223.6 million from June 30, 2018, and an increase of $204.2 million from September 30, 2017. Business development efforts in municipal and retail banking contributed to increases for both periods. The remaining portion of the increase from June 30, 2018, was the result of public deposit seasonality. Public deposit balances represented 28% of total deposits at September 30, 2018, compared to 26% at June 30, 2018 and 28% at September 30, 2017.

Short-term borrowings were $308.2 million at September 30, 2018, a decrease of $164.6 million from June 30, 2018, and a decrease of $2.6 million from September 30, 2017. The decrease from June 30, 2018, was associated with the seasonality of municipal deposits.

Shareholders’ equity was $392.2 million at September 30, 2018, compared to $386.9 million at June 30, 2018, and $366.0 million at September 30, 2017. Common book value per share was $23.54 at September 30, 2018, an increase of $0.33 or 1.4% from $23.21 at June 30, 2018, and an increase of $1.23 or 5.5% from $22.31 at September 30, 2017. Changes in shareholders’ equity and common book value per share are attributable to net income less dividends paid plus proceeds from the 2017 Equity Offering, net of the change in unrealized gain (loss) on investment securities.

During the third quarter of 2018, the Company declared a common stock dividend of $0.24 per common share. The dividend returned 37.5% of third quarter net income to common shareholders.

The Company’s regulatory capital ratios at September 30, 2018, remained stable as compared to the prior quarter and prior year:

•	Leverage Ratio was 8.18%, compared to 8.10% and 7.91% at June 30, 2018, and September 30, 2017, respectively.
•	Common Equity Tier 1 Capital Ratio was 9.81%, compared to 9.82% and 10.09% at June 30, 2018, and September 30, 2017, respectively.
•	Tier 1 Capital Ratio was 10.34%, compared to 10.37% and 10.69% at June 30, 2018, and September 30, 2017, respectively.
•	Total Risk-Based Capital Ratio was 12.58%, compared to 12.66% and 13.24% at June 30, 2018, and September 30, 2017, respectively.

Credit Quality

Non-performing loans were $7.9 million at September 30, 2018, compared to $9.7 million at June 30, 2018, and $12.6 million at September 30, 2017. The ratio of non-performing loans to total loans was 0.26% at September 30, 2018, compared to 0.34% at June 30, 2018, and 0.48% at September 30, 2017.

The provision for loan losses in the quarter was $2.1 million, compared to $40 thousand in the second quarter of 2018 and $2.8 million in the third quarter of 2017. The second quarter 2018 provision was unusually low as a result of a combination of factors which include lower historical net charge-off experience, an increase in the collateral values supporting impaired loans, and improved qualitative factors which include but are not limited to: national and local economic trends and conditions, the regulatory environment and levels and trends in delinquent and non-accruing loans.

The ratio of allowance for loan losses to total loans was 1.14% at September 30, 2018, 1.17% at June 30, 2018, and 1.31% at September 30, 2017. The decline in 2018 is primarily attributable to a combination of growth in the loan portfolio and the release of reserves due to favorable asset quality trends and qualitative factors.

The ratio of allowance for loan losses to non-performing loans was 433% at September 30, 2018, 349% at June 30, 2018, and 273% at September 30, 2017. The increase in 2018 is the result of a reduction in non-performing loans, consistent with favorable asset quality trends.

Conference Call

The Company will host an earnings conference call and audio webcast on October 26, 2018 at 9:00 a.m. Eastern Time. The call will be hosted by Martin K. Birmingham, President and Chief Executive Officer, and Kevin B. Klotzbach, Chief Financial Officer. The live webcast will be available in listen-only mode on the Company’s website at www.fiiwarsaw.com. Within the United States, listeners may also access the call by dialing 1-888-346-9290 and requesting the Financial Institutions, Inc. call. The webcast replay will be available on the Company’s website for at least 30 days.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries Five Star Bank, SDN, Courier Capital and HNP Capital. Five Star Bank provides a wide range of consumer and commercial banking and lending services to individuals, municipalities and businesses through a network of more than 50 offices throughout Western and Central New York State. SDN provides a broad range of insurance services to personal and business clients across 45 states. Courier Capital and HNP Capital provide customized investment management, investment consulting and retirement plan services to individuals, businesses, institutions, foundations and retirement plans. Financial Institutions, Inc. and its subsidiaries employ approximately 700 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at www.fiiwarsaw.com.

Non-GAAP Financial Information

This news release contains disclosure regarding tangible assets, tangible common equity, tangible common equity to tangible assets, tangible common book value per share, average tangible assets, average tangible common equity and return on average tangible common equity, which are determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that these non-GAAP measures are useful to our investors as measures of the strength of the Company’s capital and ability to generate earnings on tangible common equity invested by our shareholders. These non-GAAP measures provide supplemental information that may help investors to analyze our capital position without regard to the effects of intangible assets.Non-GAAP financial measures have inherent limitations and are not uniformly applied by issuers. Therefore, these non-GAAP financial measures should not be considered in isolation, or as a substitute for comparable measures prepared in accordance with GAAP. The comparable GAAP financial measures and reconciliation to the comparable GAAP financial measures can be found in Appendix A to this document.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by Section 21E of the Securities Exchange Act of 1934, as amended that involve significant risks and uncertainties. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “preliminary,” or “range.” Statements herein are based on certain assumptions and analyses by the Company and factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: the Company’s ability to implement its strategic plan, the Company’s ability to redeploy investment assets into loan assets, whether the Company experiences greater credit losses than expected, whether the Company experiences breaches of its, or third party, information systems, the attitudes and preferences of the Company’s customers, the Company’s ability to successfully integrate and profitably operate SDN, Courier Capital, HNP Capital and other acquisitions, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and the Company’s compliance with regulatory requirements, changes in interest rates, general economic and credit market conditions nationally and regionally. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

(1) See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this Non-GAAP measure.

*****

For additional information contact:
Kevin B. Klotzbach	Shelly J. Doran
Chief Financial Officer & Treasurer	Director Investor & External Relations
Phone: 585.786.1130	Phone: 585.627.1362
Email: KBKlotzbach@five-starbank.com	Email: SJDoran@five-starbank.com

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	2018			2017
	September 30,	June 30,	March 31,	December 31,	September 30,
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$117,331	$89,094	$122,914	$99,195	$97,838
Investment securities:
Available for sale	458,310	492,228	510,197	524,973	551,491
Held-to-maturity	459,623	474,803	501,905	516,466	538,332
Total investment securities	917,933	967,031	1,012,102	1,041,439	1,089,823
Loans held for sale	3,166	2,014	1,523	2,718	2,407
Loans:
Commercial business	537,942	507,021	464,139	450,326	419,415
Commercial mortgage	905,011	867,049	821,091	808,908	757,987
Residential real estate loans	507,598	489,940	477,935	465,283	446,044
Residential real estate lines	111,204	113,287	115,346	116,309	117,621
Consumer indirect	909,434	906,237	898,099	876,570	857,528
Other consumer	17,142	16,678	16,654	17,621	17,640
Total loans	2,988,331	2,900,212	2,793,264	2,735,017	2,616,235
Allowance for loan losses	33,955	33,955	35,594	34,672	34,347
Total loans, net	2,954,376	2,866,257	2,757,670	2,700,345	2,581,888
Total interest-earning assets	3,927,238	3,884,628	3,818,839	3,782,659	3,708,385
Goodwill and other intangible assets, net	78,853	79,188	74,415	74,703	74,997
Total assets	4,258,385	4,191,315	4,152,432	4,105,210	4,021,591
Deposits:
Noninterest-bearing demand	748,167	719,084	702,900	718,498	710,865
Interest-bearing demand	711,321	658,107	717,567	634,203	656,703
Savings and money market	988,486	1,012,972	1,052,270	1,005,317	1,050,487
Time deposits	1,037,755	872,004	907,272	852,156	863,453
Total deposits	3,485,729	3,262,167	3,380,009	3,210,174	3,281,508
Short-term borrowings	308,200	472,800	327,600	446,200	310,800
Long-term borrowings, net	39,184	39,167	39,149	39,131	39,114
Total interest-bearing liabilities	3,084,946	3,055,050	3,043,858	2,977,007	2,920,557
Shareholders’ equity	392,154	386,937	380,302	381,177	366,002
Common shareholders’ equity	374,825	369,608	362,973	363,848	348,668
Tangible common equity (1)	295,972	290,420	288,558	289,145	273,671
Unrealized gain (loss) on investment securities, net of tax	$(12,885)	$(11,063)	$(8,503)	$(2,173)	$17

Common shares outstanding	15,925	15,924	15,901	15,925	15,626
Treasury shares	131	132	155	131	136
CAPITAL RATIOS AND PER SHARE DATA:
Leverage ratio	8.18%	8.10%	8.11%	8.13%	7.91%
Common equity Tier 1 capital ratio	9.81%	9.82%	10.09%	10.16%	10.09%
Tier 1 capital ratio	10.34%	10.37%	10.65%	10.74%	10.69%
Total risk-based capital ratio	12.58%	12.66%	13.09%	13.19%	13.24%
Common equity to assets	8.80%	8.82%	8.74%	8.86%	8.67%
Tangible common equity to tangible assets (1)	7.08%	7.06%	7.08%	7.17%	6.93%

Common book value per share	$23.54	$23.21	$22.83	$22.85	$22.31
Tangible common book value per share (1)	$18.59	$18.24	$18.15	$18.16	$17.51
Stock price (Nasdaq: FISI):
High	$33.70	$34.35	$33.00	$34.10	$31.15
Low	$30.12	$28.95	$29.50	$28.70	$25.65
Close	$31.40	$32.90	$29.60	$31.10	$28.80

(1) See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	Nine Months Ended		2018			2017
	September 30,		Third	Second	First	Fourth	Third
	2018	2017	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA:
Interest income	$111,306	$95,343	$39,035	$36,868	$35,403	$34,767	$33,396
Interest expense	20,772	12,488	8,214	6,783	5,775	5,007	4,958
Net interest income	90,534	82,855	30,821	30,085	29,628	29,760	28,438
Provision for loan losses	5,050	9,415	2,061	40	2,949	3,946	2,802
Net interest income after provision for loan losses	85,484	73,440	28,760	30,045	26,679	25,814	25,636
Noninterest income:
Service charges on deposits	5,254	5,486	1,813	1,703	1,738	1,905	1,901
Insurance income	3,918	4,052	1,501	1,018	1,399	1,214	1,488
ATM and debit card	4,509	4,230	1,557	1,531	1,421	1,491	1,445
Investment advisory	5,934	4,357	2,245	1,911	1,778	1,747	1,497
Company owned life insurance	1,333	1,367	440	443	450	414	449
Investments in limited partnerships	1,019	91	328	123	568	19	(14)
Loan servicing	396	348	78	203	115	91	105
Net gain on sale of loans held for sale	530	270	303	131	96	106	150
Net (loss) gain on investment securities	(88)	600	(95)	7	-	660	184
Net gain on derivative instruments	606	127	354	78	174	4	127
Net gain on other assets	49	25	37	9	3	12	21
Contingent consideration liability adjustment	-	1,200	-	-	-	-	-
Other	3,971	3,590	1,337	1,392	1,242	1,324	1,221
Total noninterest income	27,431	25,743	9,898	8,549	8,984	8,987	8,574
Noninterest expense:
Salaries and employee benefits	40,270	35,703	13,970	12,871	13,429	12,972	12,348
Occupancy and equipment	12,911	12,235	4,337	4,167	4,407	4,058	4,087
Professional services	3,132	3,229	1,353	896	883	854	1,157
Computer and data processing	3,884	3,691	1,291	1,358	1,235	1,244	1,208
Supplies and postage	1,545	1,496	485	548	512	507	492
FDIC assessments	1,486	1,366	498	480	508	451	440
Advertising and promotions	2,647	1,451	949	721	977	720	344
Amortization of intangibles	927	876	334	305	288	294	288
Goodwill impairment	-	1,575	-	-	-	-	-
Other	6,271	5,728	2,304	2,099	1,868	2,063	2,103
Total noninterest expense	73,073	67,350	25,521	23,445	24,107	23,163	22,467
Income before income taxes	39,842	31,833	13,137	15,149	11,556	11,638	11,743
Income tax expense	7,807	9,365	2,560	2,979	2,268	580	3,464
Net income	32,035	22,468	10,577	12,170	9,288	11,058	8,279
Preferred stock dividends	1,096	1,097	365	366	365	365	366
Net income available to common shareholders	$30,939	$21,371	$10,212	$11,804	$8,923	$10,693	$7,913
FINANCIAL RATIOS:
Earnings per share – basic	$1.95	$1.44	$0.64	$0.74	$0.56	$0.68	$0.52
Earnings per share – diluted	$1.94	$1.44	$0.64	$0.74	$0.56	$0.68	$0.52
Cash dividends declared on common stock	$0.72	$0.63	$0.24	$0.24	$0.24	$0.22	$0.21
Common dividend payout ratio	36.92%	43.75%	37.50%	32.43%	42.86%	32.35%	40.38%
Dividend yield (annualized)	3.07%	2.92%	3.03%	2.93%	3.29%	2.81%	2.89%
Return on average assets	1.03%	0.78%	1.00%	1.18%	0.92%	1.09%	0.83%
Return on average equity	11.11%	8.84%	10.71%	12.70%	9.89%	11.72%	9.17%
Return on average common equity	11.23%	8.86%	10.82%	12.90%	9.95%	11.88%	9.21%
Return on average tangible common equity (1)	14.18%	11.54%	13.71%	16.27%	12.52%	15.03%	11.76%
Efficiency ratio (2)	61.36%	61.01%	62.04%	60.14%	61.85%	59.62%	59.75%
Effective tax rate	19.6%	29.4%	19.7%	19.7%	19.6%	5.0%	29.5%

(1)	See Appendix A – Reconciliation to Non-GAAP Financial Measures for the computation of this Non-GAAP measure.
(2)

The efficiency ratio is calculated by dividing noninterest expense by net revenue, i.e., the sum of net interest income (fully taxable equivalent) and noninterest income before net gains on investment securities. This is a banking industry measure not required by GAAP.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)

(Amounts in thousands)

	Nine Months Ended		2018			2017
	September 30,		Third	Second	First	Fourth	Third
	2018	2017	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES:
Federal funds sold and interest- earning deposits	$220	$8,869	$-	$-	$667	$1,693	$-
Investment securities (1)	1,000,272	1,090,725	954,027	1,012,846	1,034,830	1,073,170	1,096,374
Loans:
Commercial business	484,711	385,025	519,114	481,045	453,250	429,831	405,308
Commercial mortgage	853,571	710,690	896,159	842,422	821,311	778,765	752,634
Residential real estate loans	484,288	432,838	498,371	483,577	470,612	455,641	438,436
Residential real estate lines	113,761	119,493	111,762	113,948	115,614	116,731	117,597
Consumer indirect	896,493	804,051	904,480	899,069	885,723	865,735	841,081
Other consumer	16,685	16,941	16,633	16,449	16,978	17,618	17,184
Total loans	2,849,509	2,469,038	2,946,519	2,836,510	2,763,488	2,664,321	2,572,240
Total interest-earning assets	3,850,001	3,568,632	3,900,546	3,849,356	3,798,985	3,739,184	3,668,614
Goodwill and other intangible assets, net	76,544	74,802	79,047	75,957	74,577	74,866	73,960
Total assets	4,139,338	3,851,590	4,187,538	4,142,735	4,086,633	4,028,063	3,951,002
Interest-bearing liabilities:
Interest-bearing demand	663,827	632,596	642,234	677,582	671,991	655,207	612,401
Savings and money market	1,007,734	1,027,927	978,578	1,032,425	1,012,574	1,051,367	998,769
Time deposits	903,645	780,374	946,499	906,271	857,184	863,770	855,371
Short-term borrowings	407,903	345,637	430,697	381,043	411,760	316,894	385,512
Long-term borrowings, net	39,156	39,085	39,174	39,156	39,138	39,121	39,103
Total interest-bearing liabilities	3,022,265	2,825,619	3,037,182	3,036,477	2,992,647	2,926,359	2,891,156
Noninterest-bearing demand deposits	706,222	665,221	730,960	699,112	688,123	703,560	679,303
Total deposits	3,281,428	3,106,118	3,298,271	3,315,390	3,229,872	3,273,904	3,145,844
Total liabilities	3,753,654	3,511,794	3,795,727	3,758,465	3,705,782	3,653,655	3,592,685
Shareholders’ equity	385,684	339,796	391,811	384,270	380,851	374,408	358,317
Common equity	368,356	322,457	374,482	366,942	363,523	357,079	340,981
Tangible common equity (2)	$291,812	$247,655	$295,435	$290,985	$288,946	$282,213	$267,021
Common shares outstanding:
Basic	15,906	14,806	15,921	15,906	15,890	15,749	15,268
Diluted	15,951	14,847	15,964	15,948	15,941	15,793	15,302
SELECTED AVERAGE YIELDS: (Tax equivalent basis)
Investment securities	2.33%	2.46%	2.35%	2.32%	2.32%	2.53%	2.45%
Loans	4.45%	4.20%	4.55%	4.43%	4.36%	4.29%	4.24%
Total interest-earning assets	3.90%	3.66%	4.01%	3.88%	3.80%	3.78%	3.71%
Interest-bearing demand	0.15%	0.14%	0.19%	0.13%	0.12%	0.14%	0.14%
Savings and money market	0.26%	0.14%	0.33%	0.26%	0.18%	0.16%	0.15%
Time deposits	1.51%	1.04%	1.69%	1.49%	1.33%	1.21%	1.15%
Short-term borrowings	1.98%	1.09%	2.24%	2.01%	1.68%	1.40%	1.29%
Long-term borrowings, net	6.31%	6.32%	6.31%	6.31%	6.31%	6.32%	6.32%
Total interest-bearing liabilities	0.92%	0.59%	1.07%	0.90%	0.78%	0.68%	0.68%
Net interest rate spread	2.98%	3.07%	2.94%	2.98%	3.02%	3.10%	3.03%
Net interest rate margin	3.18%	3.19%	3.18%	3.17%	3.19%	3.25%	3.17%

(1)	Includes investment securities at adjusted amortized cost.
(2)	See Appendix A – Reconciliation to Non-GAAP Financial Measures for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands)

	Nine Months Ended		2018			2017
	September 30,		Third	Second	First	Fourth	Third
	2018	2017	Quarter	Quarter	Quarter	Quarter	Quarter
ASSET QUALITY DATA:
Allowance for Loan Losses
Beginning balance	$34,672	$30,934	$33,955	$35,594	$34,672	$34,347	$33,159
Net loan charge-offs (recoveries):
Commercial business	675	1,576	431	259	(15)	1,622	44
Commercial mortgage	106	(247)	110	(1)	(3)	(5)	(5)
Residential real estate loans	(87)	213	16	(53)	(50)	88	161
Residential real estate lines	107	6	21	(5)	91	40	19
Consumer indirect	4,227	4,084	1,246	1,317	1,664	1,636	1,244
Other consumer	739	370	237	162	340	240	151
Total net charge-offs	5,767	6,002	2,061	1,679	2,027	3,621	1,614
Provision for loan losses	5,050	9,415	2,061	40	2,949	3,946	2,802
Ending balance	$33,955	$34,347	$33,955	$33,955	$35,594	$34,672	$34,347

Net charge-offs (recoveries) to average loans (annualized):
Commercial business	0.19%	0.55%	0.33%	0.22%	-0.01%	1.50%	0.04%
Commercial mortgage	0.02%	-0.05%	0.05%	0.00%	0.00%	0.00%	0.00%
Residential real estate loans	-0.02%	0.07%	0.01%	-0.04%	-0.04%	0.08%	0.15%
Residential real estate lines	0.13%	0.01%	0.08%	-0.02%	0.32%	0.14%	0.06%
Consumer indirect	0.63%	0.68%	0.55%	0.59%	0.76%	0.75%	0.59%
Other consumer	5.92%	2.92%	5.66%	3.95%	8.12%	5.40%	3.49%
Total loans	0.27%	0.33%	0.28%	0.24%	0.30%	0.54%	0.25%

Supplemental information (1)
Non-performing loans:
Commercial business	$2,203	$7,182	$2,203	$4,026	$4,312	$5,344	$7,182
Commercial mortgage	1,900	2,539	1,900	2,151	2,310	2,623	2,539
Residential real estate loans	2,057	1,263	2,057	2,138	2,224	2,252	1,263
Residential real estate lines	297	325	297	288	372	404	325
Consumer indirect	1,385	1,250	1,385	1,124	1,467	1,895	1,250
Other consumer	8	26	8	4	32	13	26
Total non-performing loans	7,850	12,585	7,850	9,731	10,717	12,531	12,585
Foreclosed assets	290	281	290	299	480	148	281
Total non-performing assets	$8,140	$12,866	$8,140	$10,030	$11,197	$12,679	$12,866

Total non-performing loans to total loans	0.26%	0.48%	0.26%	0.34%	0.38%	0.46%	0.48%
Total non-performing assets to total assets	0.19%	0.32%	0.19%	0.24%	0.27%	0.31%	0.32%
Allowance for loan losses to total loans	1.14%	1.31%	1.14%	1.17%	1.27%	1.27%	1.31%
Allowance for loan losses to non-performing loans	433%	273%	433%	349%	322%	277%	273%

(1)	At period end.

FINANCIAL INSTITUTIONS, INC.
Appendix A — Reconciliation to Non-GAAP Financial Measures (Unaudited)
(In thousands, except per share amounts)

	Nine Months Ended		2018			2017
	September 30,		Third	Second	First	Fourth	Third
	2018	2017	Quarter	Quarter	Quarter	Quarter	Quarter
Ending tangible assets:
Total assets			$4,258,385	$4,191,315	$4,152,432	$4,105,210	$4,021,591
Less: Goodwill and other intangible assets, net			78,853	79,188	74,415	74,703	74,997
Tangible assets			$4,179,532	$4,112,127	$4,078,017	$4,030,507	$3,946,594

Ending tangible common equity:
Common shareholders’ equity			$374,825	$369,608	$362,973	$363,848	$348,668
Less: Goodwill and other intangible assets, net			78,853	79,188	74,415	74,703	74,997
Tangible common equity			$295,972	$290,420	$288,558	$289,145	$273,671

Tangible common equity to tangible assets (1)			7.08%	7.06%	7.08%	7.17%	6.93%

Common shares outstanding			15,925	15,924	15,901	15,925	15,626
Tangible common book value per share (2)			$18.59	$18.24	$18.15	$18.16	$17.51

Average tangible assets:
Average assets	$4,139,338	$3,851,590	$4,187,538	$4,142,735	$4,086,633	$4,028,063	$3,951,002
Less: Average goodwill and other intangible assets, net	76,544	74,802	79,047	75,957	74,577	74,866	73,960
Average tangible assets	$4,062,794	$3,776,788	$4,108,491	$4,066,778	$4,012,056	$3,953,197	$3,877,042

Average tangible common equity:
Average common equity	$368,356	$322,457	$374,482	$366,942	$363,523	$357,079	$340,981
Less: Average goodwill and other intangible assets, net	76,544	74,802	79,047	75,957	74,577	74,866	73,960
Average tangible common equity	$291,812	$247,655	$295,435	$290,985	$288,946	$282,213	$267,021

Net income available to common shareholders	$30,939	$21,371	$10,212	$11,804	$8,923	$10,693	$7,913
Return on average tangible common equity (3)	14.18%	11.54%	13.71%	16.27%	12.52%	15.03%	11.76%

(1)	Tangible common equity divided by tangible assets.
(2)	Tangible common equity divided by common shares outstanding.
(3)	Net income available to common shareholders (annualized) divided by average tangible common equity.